Exhibit 4.8.69 - Pipeline - Design and Construction Specification

Design and Construction Specification Shenyang Sunshine Pharmaceutical Company Limited New Factory Engineering Project Design of Construction Drawing Pipeline Specialty
			Eng. No.	p-558	7 Pages
Prepared by	Checked by	Approved by	Drawing No.	D文-558-2-PP-1/1

Shenyang Sunshine Pharmaceutical Company Limited New Factory Engineering Project
Eng. No.	P-558	Drawing No.	D文-558-2-PP-1/1	Page 1	Of 10
Design and Construction Specification

Table of Contents

1. Design Basis	2

2. Standard, Specification and Regulation in Design	2

3. Installation Instructions for Equipment	2

4. Installation Instructions for Pipelines	3

5. Pressure Testing Instructions for Pipeline System	8

6. Blow Wash Instructions for Equipment and Pipeline System	9

7. Installation Notes	10

Shenyang Sunshine Pharmaceutical Company Limited New Factory Engineering Project
Eng. No.	P-558	Drawing No.	D文-558-2-PP-1/1	Page 2	Of 10
Design and Construction Specification

1.	Design Basis
1.1	Drawings and relevant specifications from Wuhan Pharmaceutical Industry Design Institute
1.2	Adjustment according to the requirements of Owner
1.3	Relevant national laws and regulations

2.	Standard, Specification and Regulation in Design and Construction
2.1	Code for Quality Control of Pharmaceutical Production and appendices (1998, revised) by State Drug Administration
2.2	National Standard of the People's Republic of China Code of Design on Building Fire Protection and Prevention (GB50016—2006)
2.3	National Standard of the People's Republic of China Code for Construction and Acceptance of Water and Sewerage Pipeline Works (GB50268-2008)
2.4	National Standard of the People's Republic of China Design Code for Industrial Metallic Piping 2008 Edition (GB50316-2000)
2.5	National Standard of the People's Republic of China Code for Construction and Acceptance of Industrial Metallic Piping (GB50235-97)
2.6	National Standard of the People's Republic of China Code for Design of Clean Room (GB50073-2001)
2.7	Industrial Standard of the People's Republic of China Standard Drawing of Pipe Rack (HG/T21629-1999)

3.	Installation Instructions for Equipment (Production equipment provided by Owner, except Water Preparation Room)
3.1	Relevant technical information prior to equipment installation
3.1.1 Certificate of Compliance
3.1.2 Record of Out-of-Box Audit
3.1.3 Instructions for Equipment Installation and Usage
3.1.4 Assembly Drawing of Equipment

Shenyang Sunshine Pharmaceutical Company Limited New Factory Engineering Project
Eng. No.	P-558	Drawing No.	D文-558-2-PP-1/1	Page 3	Of 10
Design and Construction Specification

3.2	Equipment installation procedure and requirement of civil construction
3.2.1 Civil construction of equipment foundation shall be carried out after confirming the consistency between physical equipment/purchase order documents of equipment and installation base of equipment.
3.2.2 Installation of large-scale equipment and construction sequence of civil work shall be applied according to requirements of installation specialties. Site Person in Charge shall do dispatch and coordination to installation of large-scale equipment and construction sequence of civil work.
3.3	Equipment Installation Requirements
3.3.1 Equipment installers and builders shall do construction and installation according to technological equipment list, layout drawing of technological equipment installation, structural drawing of equipment, anchor bolt list for equipment, installation instructions for approved equipment, and construction drawing for non-approved equipment. This also shall be carried out after confirming the consistency between drawings and physical equipment, so as to ensure location dimensions and mounting height of equipment as well as orifice orientation of pipe in their right place.
3.3.2 All equipment in Class A and Class B production areas of the project shall be anti-static earthing to the nearest point, see drawings of electrical specialty and Standard Drawing of Static Earthing Installation for Chemical Industry for details.

4.	Installation Instructions for Pipelines
4.1 Basic installation condition for process pipelines
4.1.1 Basic engineering condition for pipeline installations on buildings and structures has been approved; embedded parts for pipeline installations have been ready.
4.1.2 The equipment connected with pipelines has been in position and meet design requirements through inspection.
4.1.3 Pipelines, fittings and valves have been approved.
4.1.4 Installation instructions for special pipe fittings and valves.
4.1.5 Civil works of pipe racks have been completed and meet design requirements through inspection.

Shenyang Sunshine Pharmaceutical Company Limited New Factory Engineering Project
Eng. No.	P-558	Drawing No.	D文-558-2-PP-1/1	Page 4	Of 10
Design and Construction Specification

4.2 Specification of pipeline materials and usage instructions for valves
Fluid Name	Pipe Material	Valve	System Working Pressure	Insulation Notes
process chilled water	304 Stainless steel	Butterfly valve/ stop valve	≤6Kg	SeeD文-558-2-hv-11/12
A.C. circulated cooling water	Seamless steel pipe	Butterfly valve	≤6Kg	SeeD文-558-2-hv-11/12
A.C. circulated chilled water	Seamless/ galvanized pipe	Butterfly valve/ stop valve	≤6Kg	SeeD文-558-2-hv-11/12
Steam pipeline	Seamless steel pipe	Stop valve	≤16Kg	SeeD文-558-2-hv-11/12
Drain pipe of condenser water	Galvanized steel pipe	Stop valve	N/A	SeeD文-558-2-hv-11/12
Running water pipe	304 Stainless steel	Globe valve	≤4Kg
Fire fighting pipeline	Galvanized steel pipe		≤12Kg	N/A
4.2.1 Selection of valves: the materials shall be according to pipeline materials
4.2.2 Cooling water system and chilled water system: butterfly valve (D71X-10) for nominal diameter＞DN50; screw thread stop valve (J11H-10) for nominal diameter≤DN50
4.2.3 Seamless steel pipe: if dimensions are big or no specification, spiral welded pipe shall be applied.
4.2.4 Steam system: flange stop valve (J41H-16) for nominal diameter＞DN50; screw thread stop valve (J11H-16) for nominal diameter≤DN50
4.2.5 Drainage system of condenser water: valves shall be selected according to types of steam pipes
4.2.6 Running water system: pipelines shall be argon arc welding; valves shall be fast assembled with hoops
4.2.7 Galvanized pipeline system: pipes and valves shall be connected by screw thread

Shenyang Sunshine Pharmaceutical Company Limited New Factory Engineering Project
Eng. No.	P-558	Drawing No.	D文-558-2-PP-1/1	Page 5	Of 10
Design and Construction Specification

4.2.8 Screw thread drain valves apply to the places where need arrangement of empty points
4.2.9 Stainless steel pipes for process cooling water shall be according to GB/T12770-2002 and SCH10S of GB/T18705-2002.
4.3	Pipeline elevation
Elevations shown on the drawing shall be measured from floor or ground where pipelines have been installed as punch mark of ±0.00. Generally, pipeline elevation means elevation from bottom of pipeline. Where arrangement of pipe racks, it means elevation from surface of pipe rack.
4.4	Notation of pipeline connection
Flange Connection    Screw Thread Connection   Sock Connection

Union              Pagoda-Shape Connector

4.5	Selection instruction for pipe racks
4.5.1 The pipe racks for process pipelines of the project shall be selected according to Industrial Standard of the People's Republic of China Standard Drawing of Pipe Rack (HG/T21629-1999). Some non-standard pipe racks shall be treated according to detail drawings attached to Pipe Rack Table or practical site conditions.
4.5.2 Roots of pipe racks fixed to beams and columns of buildings shall leave embedded parts corresponding to structural drawings of civil works. Wall shelves shall be embedded according to civil drawings during construction. All parts not embedded shall be installed by expansion bolts or other ways according to specific conditions during site operation. The mounting heights shall be determined by pipeline elevations.
4.5.3 Orientation of pipe racks shall be determined by positions shown on the drawing and site conditions. The amount of pipe racks can increase/decrease, as appropriate.

Shenyang Sunshine Pharmaceutical Company Limited New Factory Engineering Project
Eng. No.	P-558	Drawing No.	D文-558-2-PP-1/1	Page 6	Of 10
Design and Construction Specification

Reference Table for Space between Pipe Racks
Norminal Diameter		20	25	40	50	65	80	100	125	150	200	250
Space m	Non-Insulating Pipe	4	4	5	5.5	6.5	7	8	9	10	12	14
	Insulating Pipe	3	3	3	3.5	4	4	5	5.5	6.5	9	11
4.5.4 Selection principle for pipe clamp/bracket
4.5.4.1 When steam pipelines are laid horizontally above pipe racks, welded slide or fixed pipe brackets shall be used; when laid vertically, pipe brackets with clamps shall be applied.
4.5.4.2 Cold insulation low temperature pipe brackets applies to fluid pipelines in which temperature is below -10°C.
4.5.4.3 In addition to pipelines above mentioned and specially noted, the other pipelines on pipe racks shall be fixed to pipe racks by clamps.
4.5.4.4 Rubber washers or stainless steel plates shall be inserted between stainless steel pipe clamps and pipe racks.
4.5.4.5 Pipe brackets with clamps apply to non-metallic pipelines.
4.6	Requirement of pipeline installation
4.6.1 Process metallic pipelines shall be installed according to Code for Construction and Acceptance of Industrial Metallic Piping (GB50235-97).
4.6.2 It is noted that “air pocket” or “pocket” phenomenon shall be avoid, excavation manhole, where appropriate, shall be set in main pipeline.
4.6.3 Pipeline welds shall not be within support or hanging bracket. Generally, space between weld and edge of support shall be no less than 100mm; the point of weld is not suitable for pore or pipe branch.
4.6.4 Space between pipelines shall be settled on basis of convenience of installation and maintenance, refer to the valves as follows (midway space in the table is center distance of pipe).

Shenyang Sunshine Pharmaceutical Company Limited New Factory Engineering Project
Eng. No.	P-558	Drawing No.	D文-558-2-PP-1/1	Page 7	Of 10
Design and Construction Specification

Space between Pipelines (when pipelines are laid side-by-side, flanges in staggered form) in mm
DN	25		40		50		70		80		100		125		150		200		250		300		d
	A	B	A	B	A	B	A	B	A	B	A	B	A	B	A	B	A	B	A	B	A	B	A	B
25	120	200																					110	130
40	140	210	150	230																			120	140
50	150	220	150	230	60	240																	150	150
70	160	230	160	240	170	250	180	260															140	170
80	170	240	170	250	180	260	190	270	200	280													150	170
100	180	250	180	260	190	270	200	280	210	310	220	300											160	190
125	190	260	200	280	210	290	220	300	230	310	240	320	250	330									170	210
150	210	280	210	300	220	300	230	300	240	320	250	330	260	340	280	360							190	230
200	230	310	240	320	250	330	260	340	270	350	280	360	290	370	300	390	300	420					220	260
250	270	340	270	350	280	360	290	370	300	380	310	390	320	410	340	420	360	450	390	480			250	290
300	290	370	300	380	310	390	320	400	330	410	340	420	350	440	360	450	390	480	410	510	400	540	280	320
350	290	400	330	410	340	420	350	430	360	440	370	450	380	470	390	480	420	510	450	540	470	570	310	350
Note: 1) When laying non-insulating pipes next to insulating pipes, space between pipelines = (space between non-insulating pipes + space between insulating pipes)/2.
2) If threaded connection is applied, space between pipelines shall minus 20mm on the basis of the above table.
3) Clear distance between pipe walls is 160mm~180mm in pipe trench, distance between pipe wall and trench wall is around 200mm.
4) In the table, A is non-insulating pipe, B is insulating pipe, and “d” is distance of pipeline axis from wall surface.
Space between Pipelines (when pipelines are laid side-by-side, flanges in alignment) in mm
DN	25	40	50	80	100	150	200	250
25	250
40	270	280
50	280	290	300
80	300	320	330	350
100	320	330	340	360	375
150	350	370	380	400	410	450
200	400	420	430	450	460	500	550
250	430	440	450	480	490	530	580	600
4.6.5 When pipelines go through walls and floors in explosion-proof areas, the clearances between pipelines and holes shall be filled with cement mortar or other sealing materials satisfactory to the requirements of fire resistance limit.
4.6.6 The sections, within sleeves, that go through walls and floors shall not have welds.
4.6.7 Pipelines going through walls and ceilings in clean areas shall be installed with sleeves and sealed with silica gel.
4.6.8 When slopes of pipelines are not marked, the slopes shall be built as follows:

Shenyang Sunshine Pharmaceutical Company Limited New Factory Engineering Project
Eng. No.	P-558	Drawing No.	D文-558-2-PP-1/1	Page 8	Of 10
Design and Construction Specification

Steam 2～5‰	Chilled Brine 5‰

Vacuum 3‰	Production Waste 1‰

Water Supply 2～5‰	Condenser Water 3‰

Compressed Air 4‰	Clean Drainage Water 5‰

General Gas 5‰	High Viscosity Fluid <10‰

4.6.9 Formed seamless pipe fittings (elbows and reducers etc.) shall not be suitable to be welded with slip-on welding flanges directly.
4.6.10 Anti-static earthing of pipeline system
1) All pipelines in Class A and Class B production areas of the project shall be anti-static earthing to the nearest point, see drawings of electrical specialty and Standard Drawing of Static Earthing Installation for Chemical Industry (CD90B4-88) for details.
2) Outer pipes in the factory shall be earthing before entering into Class A and Class B production areas.
4.6.11 Mounting height of valve member
Valve members that frequently operated shall be installed in a height of 1.2~1.5m from ground, net clearance of hand wheel ＞50～80mm.

5.	Pressure Testing Instructions for Pipeline System
5.1 Appearance quality of pipeline welds shall be according to current national standard Code for Construction and Acceptance of Field Equipment, Industrial Pipe Welding Engineering (GB50236-98).
5.2 When finding deficiencies on the surfaces of welds, it shall timely remove deficiencies, after then retesting shall be applied till qualified requirements.
5.3 When find welds are out of specifications, it must do repair, after then repaired pipelines shall be tested in original method.
5.4 Testing pressure of metallic pipelines shall be 1.5 higher than design pressure, and be no less than 0.4Mpa.
5.5 Lifting pressure slowly during hydraulic testing, keep the pressure for 10min when reaching testing pressure; reduce to design pressure, and then hold the pressure again. If pressure is unchanged and has no leakage, the pipeline will be deemed qualified.
5.6 Pressure testing and leakage testing of process pipelines and system shall comply with provisions specified in Code for Construction and Acceptance of Industrial Metallic Piping (GB50235-97).

Shenyang Sunshine Pharmaceutical Company Limited New Factory Engineering Project
Eng. No.	P-558	Drawing No.	D文-558-2-PP-1/1	Page 9	Of 10
Design and Construction Specification

6.	Blow Wash Instructions for Equipment and Pipeline System

6.1 All process pipelines of the project shall do blow wash after completion of installation and approval by pressure testing.
6.1.1 The method of blow wash shall be determined according to working medium used by equipment and pipelines, and contamination degree of inner surface.
6.1.2 The equipment and pipelines not allowed for blow wash shall be kept separate from blow wash system.
6.2 All pipelines of the project shall use following methods of blow wash:
6.2.1 The method of water flush applies to pipelines which transfer fluid, and flow velocity is no less than 1.5m/s.
6.2.2 The method of steam blow applies to steam pipelines, and flow velocity is no less than 30m/s.
6.3 Requirements of blow wash for pipelines in clean areas
6.3.1 After approval by strength testing, clean fluid pipeline system must be washed with purified water or injection water before system operation, and the consistency between water quality of outlet and that of let shall be considered as qualified.
6.3.2 After approval by various testing, clean gas pipelines must be blown with clean compressed air or nitrogen at flow velocity more than 20m/s. When no smoke/dust by visual inspection, a wooden target plate with white cloth or white paint on its surface shall be put at air vent, if there is no iron rust, dust, water and miscellaneous in a period of 5min, the gas pipelines shall be considered as qualified.
6.4 The method of blow wash and test standard of pipelines shall conform to provisions specified in Code for Construction and Acceptance of Industrial Metallic Piping (GB50235-97).

Shenyang Sunshine Pharmaceutical Company Limited New Factory Engineering Project
Eng. No.	P-558	Drawing No.	D文-558-2-PP-1/1	Page 10	Of 10
Design and Construction Specification

7.	Installation Notes
7.1 All process pipelines and fittings can be used after approval by Code for Construction and Acceptance of Industrial Metallic Piping (GB50235-97).
7.2 Superfluous pipe orifices shall be sealed with blind plates or pipe plugs after completing installation of equipment and pipelines.
7.3 If pipe racks are installed on anticorrosive lining of steel equipment, pipe racks will be made prior to lining of equipment.
7.4 After approval by pressure testing, pipeline systems and pipelines shall do thermal insulation works.
7.5 For convenience of maintenance, unions and flanges shall be added to pipelines of public engineering system.
7.6 An emptying valve for fluid transport pipes shall be settled at the lowest point of piping system, in case of maintenance.